                                                                       Exhibit 8


                       ADMINISTRATION SERVICES AGREEMENT


                                    between


           ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC.,


                           ALLMERICA INVESTMENT TRUST


                                      and


                         INVESTORS BANK & TRUST COMPANY

                       ADMINISTRATION SERVICES AGREEMENT


     AGREEMENT made as of April 1, 1999 by and among ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), ALLMERICA INVESTMENT TRUST (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, AFIMS serves as investment manager for the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto;
                                                             ----------
and

     WHEREAS, AFIMS desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.   Appointment.
          ------------

          AFIMS hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.   Delivery of Documents.
          ----------------------

          AFIMS has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) The Fund's incorporating or organizing documents filed with the Commonwealth of Massachusetts on September 8, 1993 and all amendments thereto (the "Articles");

          (b)  The Fund's by-laws and all amendments thereto (the "By-Laws");

          (c) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (d) The Fund's most recent amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act; and

          (e) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          Upon request, AFIMS will promptly furnish, or cause to be furnished the Bank copies of all amendments of or supplements to the foregoing. Furthermore, each party to this Agreement will notify the other promptly of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3.   Duties of Administrator.
          ------------------------

          Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform
             ----------
additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in
----------
Appendix C hereto shall be appropriately amended.
----------

          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act and other laws as applicable, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments.

     4.   Duties of the Fund.
          -------------------

          (a) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5.   Fees and Expenses.
          ------------------

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, AFIMS will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto.
                                                         ----------
Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill AFIMS separately and for which AFIMS shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Fund or AFIMS.

          (c) This Agreement does not obligate the Fund to pay the Bank any fees or disbursements as described under paragraph 5(a) above.

     6.   Limitation of Liability.
          ------------------------

          (a) The Bank agrees to indemnify and hold AFIMS and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs and expenses, including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit arising out of the Bank's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement.

          (b) AFIMS agrees to indemnify and hold the Bank and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs, and expenses including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit related to AFIMS's performance of, or failure to perform, its obligations under this Agreement and not resulting from willful misfeasance, bad faith or gross negligence of the Bank.

          (c) The Bank may apply to AFIMS at any time for instructions and may consult counsel for AFIMS, or its own counsel, Morgan, Lewis and Bockius, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

          (d) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events beyond the reasonable control of the Bank, the Bank shall not be liable to the Fund or AFIMS for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes. Notwithstanding the foregoing, the Bank has and shall maintain appropriate back-up and disaster recovery facilities and shall use it best efforts to provide all required information and services hereunder to the Fund and AFIMS as soon as possible after any such delay in performance.


     7.   Term and Termination of Agreement.
                   ------------------------

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

              (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

              (ii) If a majority of the Fund's Board reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. Such determination shall be based upon such information as the Fund's Board in its sole discretion elects to consider, including the Bank's performance against the "Performance Goals" (as defined below). In order to be effective, any Notice must be executed by two officers of the Fund. The Bank shall, within sixty (60) days after receipt of the Notice, either (i) correct the deficiencies listed in the Notice; or (ii) renegotiate terms of this Agreement in a form satisfactory to the Fund. If the conditions of the preceding sentence are not met within such sixty (60) day period, the Fund may terminate this Agreement without additional action by the Fund's Board upon an additional sixty (60) days written notice. For the purposes of this Section, "Performance Goals" shall mean the performance goal criteria mutually agreed between the parties. The parties agree to develop the initial Performance Goals no later than June 30, 1999 and agree to periodically review the Performance Goals for necessary updates due to changes in the nature or scope of services provided hereunder.

          (b) At any time after the termination of this Agreement, the Fund or AFIMS may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8.   Miscellaneous.
          --------------

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to AFIMS or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To AFIMS:

               Allmerica Financial Investment Management Services, Inc. 440 Lincoln Street
               Worcester, MA  01653
               Attention:  President
               With a copy to:  Counsel

          To the Fund:

               Allmerica Investment Trust
               440 Lincoln Street
               Worcester, MA  01653
               Attention:  President
               With a copy to:  Counsel

          To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA  02117-9130
               Attention: Geoffrey M. O'Connell, Director, Client Management With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     9.   Confidentiality.
          ----------------

          All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10.  Use of Name.
          -----------

          AFIMS shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be
                    ----------------
unreasonably withheld or delayed.

     11.  Limitation of Liability.  A copy of the Agreement and Declaration of
          -----------------------
Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by or on behalf of the Fund by the Trustees as Trustees or by the officers as officers and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund, but are binding only upon the assets and property of the Fund. The parties hereto agree that no shareholder, Trustee or officer of the Fund may be held personally liable or responsible for any obligation of the Fund arising out of this Agreement.

             (The remainder of this page intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                              ALLMERICA INVESTMENT TRUST


                              By: /s/ Richard M. Reilly
                                  -----------------------------
                              Name:  Richard M. Reilly
                              Title:    President


                              ALLMERICA FINANCIAL INVESTMENT
                              MANAGEMENT SERVICES, INC.


                              By: /s/ Stephen W. Bright
                                  -----------------------------
                              Name:  Stephen W. Bright
                              Title:    Vice President


                              INVESTORS BANK & TRUST COMPANY


                              By: /s/ Michael F. Rogers
                                  -----------------------------
                              Name:  Michael F. Rogers
                              Title:    Executive Vice President

                                   Appendices
                                   ----------


Appendix A.........................................  Portfolios

Appendix B.........................................  Services

Appendix C.........................................  Fee Schedule

                                   Appendix A
                                   ----------

                                   Portfolios


 .  Select Emerging Markets Fund
 .  Select Aggressive Growth Fund
 .  Select Capital Appreciation Fund
 .  Select Value Opportunity Fund
 .  Select International Equity Fund
 .  Select Growth Fund
 .  Select Strategic Growth Fund
 .  Growth Fund
 .  Equity Index Fund
 .  Select Growth and Income Fund
 .  Select Income Fund
 .  Investment Grade Income Fund
 .  Government Bond Fund
 .  Money Market Fund

                                   Appendix B
                                   ----------

                                    Services

                                                                                                         Suggested Fund Auditor or
Function                              Investors Bank & Trust                    Allmerica                         Counsel
--------------------------------  -----------------------------------   -------------------------------  ---------------------------

    MANAGEMENT REPORTING
 & TREASURY ADMINISTRATION
--------------------------------
Monitor portfolio compliance in   Perform tests of certain specific     Continuously monitor portfolio    A/C - Provide consultation
accordance with the current       portfolio activity designed from      activity and Fund operations in   as needed on compliance
Prospectus and SAI.               provisions of the Fund's Prospectus   conjunction with 1940 Act,        issues.
                                  and SAI.  Follow-up on potential      Prospectus, SAI and any other
                                  violations.                           applicable laws and regulations.
                                                                        Monitor testing results and
                                                                        approve resolution of compliance
Frequency:  Daily                                                       issues.

Provide compliance summary        Provide a report of compliance        Review report.                    A/C - Provide consultation
package.                          testing results.                                                        as needed.

Frequency:  Monthly

Perform asset diversification     Perform asset diversification tests   Continuously monitor portfolio    A - Provide consultation
testing to establish              at each tax quarter end.  Follow-up   activity in conjunction with      as needed in establishing
qualification as a RIC and to     on issues.                            IRS requirements.  Review test    positions to be taken in
meet requirements of Section                                            results and take any necessary    tax treatment of
817(h).                                                                 action.  Approve tax positions    particular issues. Review
                                                                        taken.                            quarter end tests on a
Frequency:  Quarterly                                                                                     current basis.

                                                                                                       Suggested Fund Auditor or
Function                                  Investors Bank & Trust               Allmerica                        Counsel
------------------------------------      ------------------------------------------------------------------------------------------

      MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
------------------------------------
Perform qualifying income testing to      Perform qualifying income      Continuously monitor         A- Consult as needed on tax
 establish qualification as a RIC.        testing (on book basis         portfolio activity in        accounting positions to be
                                          income, unless material        conjunction with IRS         taken. Review in conjunction
                                          differences are anticipated)   requirements. Review test    with year-end audit.
                                          on quarterly basis and as      results and take any
                                          may otherwise be necessary.    necessary action. Approve
                                          Follow-up on issues.           tax positions taken.

Frequency:  Quarterly

Prepare the Fund's annual expense         Prepare preliminary expense    Provide asset level
 budget.  Establish daily accruals.       budget. Notify fund            projections. Approve
                                          accounting of new accrual      expense budget.
                                          rates.
Frequency:  Annually

Monitor the Fund's expense budget.        Monitor actual expenses        Provide asset level          C/A - Provide consultation as
                                          updating budgets/expense       projections quarterly.       requested.
                                          accruals.                      Provide vendor information
                                                                         as necessary. Review expense
                                                                         analysis and approve budget
                                                                         revisions.

Frequency:  Monthly

                                                                                                        Suggested Fund Auditor
Function                                     Investors Bank & Trust               Allmerica                    or Counsel
------------------------------------      ------------------------------------------------------------------------------------------

      MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
------------------------------------
Receive and coordinate payment of fund       Propose allocations of          Approve invoices and
 expenses.                                   invoice among Funds and         allocations of payments.
                                             obtain authorized approval      Send invoices to IBT in a
                                             to process payment.             timely manner.

Frequency:  As often as necessary

Calculate periodic dividend rates to be      Calculate amounts available     Establish and maintain           C -  Review dividend
declared in accordance with management       for distribution. Coordinate    dividend and distribution        resolutions in
guidelines.                                  review by management and/or     policies. Approve                conjunction with Board

                                             auditors. Notify custody and    distribution rates per share     approval.
                                             transfer agent of authorized    and aggregate amounts.
                                             dividend rates in accordance    Obtain Board approval when       A - Review and concur
                                             with Board approved policy.     required.                        with proposed
                                             Report dividends to Board as                                     distributions
                                             required.


Frequency:  Quarterly/Annually


                                                                                                        Suggested Fund Auditor
Function                                     Investors Bank & Trust               Allmerica                    or Counsel
------------------------------------      ------------------------------------------------------------------------------------------

       MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
-----------------------------------
Calculate total return information           Provide total return            Review total return
on Funds as defined in the current           calculations.                   information.
Prospectus and SAI.

Frequency:  Monthly

Prepare responses to major industry          Prepare, coordinate as          Identify the services to
questionnaires.                              necessary, and submit           which the Funds report.
                                             responses to the appropriate    Provide information as
                                             agency.                         requested.
Frequency:  As often as necessary

Prepare disinterested trustee Form           Summarize amounts paid to       Provide social security
1099-Misc.                                   trustees during the calendar    numbers and current mailing
                                             year.  Prepare and mail Form    address for trustees.
                                             1099-Misc.                      Review and approve
Frequency:  Annually                                                         information provided for
                                                                             Form 1099-Misc.

                                                                                                            Suggested Fund Auditor
Function                                     Investors Bank & Trust                 Allmerica                        or Counsel

FINANCIAL REPORTING
------------------------------------      ------------------------------------------------------------------------------------------

Prepare financial information for            Prepare selected portfolio      Review financial
presentation to Fund Management and          and financial information       information.
Board of Directors.                          for inclusion in board
                                             material.


Frequency:  Quarterly

Coordinate the annual audit and              Coordinate the creation of      Provide past financial           A - Perform audit and
semi-annual preparation and printing of      templates reflecting            statements and other             issue opinion on
financial statements and notes with          client-selected standardized    information required to          annual financial
management, fund accounting and the          appearance and text of          create templates, including      statements.
fund auditors.                               financial statements and        report style and graphics.
                                             footnotes. Draft and manage     Approve format and text as       A/C - Review reports.
                                             production cycle. Coordinate    standard. Approve production
                                             with IBT fund accounting the    cycle and assist in managing
                                             electronic receipt of           to the cycle. Coordinate
                                             portfolio and general ledger    review and approval by
                                             information. Assist in          portfolio managers of
                                             resolution of accounting        portfolio listings to be
                                             issues. Using templates,        included in financial
                                             draft financial statements,     statements. Prepare
                                             coordinate auditor and          appropriate management
                                             management review, and clear    letter and coordinate
                                             comments. Coordinate            production of Management
                                             printing of reports and         Discussion and Analysis. Review
                                             EDGAR conversion with           and approve entire report. Make
                                             outside printer and filing      appropriate representations in
                                             with the SEC via EDGAR.         conjunction with audit.

Frequency:  Annually/semi-annually

                                                                                                             Suggested Fund Auditor
Function                                     Investors Bank & Trust                   Allmerica                    or Counsel
------------------------------------      ------------------------------------------------------------------------------------------

LEGAL
------------------------------------
Prepare and file Form N-SAR.                 Prepare form for filing.        Provide appropriate responses.   C - Review initial
                                             Obtain any necessary            Provide applicable Exhibits to   filing. A - Provide
                                             supporting documents. File      attach to filing. Review and     annual audit internal

                                             with SEC via EDGAR.             authorize filing.                control letter to
                                                                                                              accompany the annual
                                                                                                              filing.
Frequency:  Semi-annually

Assist the preparation and filing of         Accumulate capital stock        Review and approve capital       A/C - Review
Form 24f-2 Notice.                           information.                    stock worksheet.                 informally when
                                                                                                              requested

Frequency:  Annually

Respond to regulatory audits.                Compile and provide             Coordinate with regulatory       C - Provide
                                             documentation pursuant to       auditors to provide requested    consultation as
                                             Assist audit requests. client   documentation and resolutions    needed.
                                             in resolution of audit          to inquiries.
                                             inquiries.
Frequency:  As needed (at least annually)

                                                                                                            Suggested Fund Auditor
Function                                    Investors Bank & Trust                   Allmerica                   or Counsel
------------------------------------      ------------------------------------------------------------------------------------------

TAX
------------------------------------
Prepare income tax provisions.           Calculate investment company    Provide transaction           A - Provide consultation as
                                         taxable income, net tax         information as requested.     needed in establishing
                                         exempt interest, net capital    Identify Passive Foreign      positions to be taken in tax
                                         gain and spillback dividend     Investment Companies          treatment of particular
                                         requirements. Identify          (PFICs). Approve tax          issues. Perform review in
                                         book-tax accounting             accounting positions to be    conjunction with the
                                         differences. Track required     taken. Approve provisions.    year-end audit.
                                         information relating to
                                         accounting differences.

Frequency:  Annually

                                                                                                            Suggested Fund Auditor
Function                                    Investors Bank & Trust                  Allmerica                     or Counsel
------------------------------------      ------------------------------------------------------------------------------------------

TAX (CONT.)
------------------------------------
Calculate excise tax distributions        Calculate required           Provide transaction information     A - Provide consultation
                                          distributions to avoid       as requested. Identify Passive      as needed in establishing
                                          imposition of excise tax.    Foreign Investment Companies        positions to be taken in
                                           - Calculate capital         (PFICs). Approve tax                tax treatment of
                                             gain net income and       accounting positions to be          particular issues.
                                             foreign currency          taken. Review and approve all       Review and concur with
                                             gain/loss through         income and distribution             proposed distributions
                                             October 31.               calculations, including             per share.
                                           - Calculate ordinary        projected income and dividend
                                             income and                shares. Approve distribution
                                             distributions             rates per share and aggregate
                                             through a specified       amounts. Obtain Board approval
                                             cut off date .            when required.
                                           - Project ordinary
                                             income from cut off
                                             date to December 31.
                                           - Ascertain dividend
                                           shares.
                                          Identify book-tax accounting
                                          differences. Track required
                                          information relating to
                                          accounting differences.
                                          Coordinate review by
                                          management and fund
                                          auditors. Notify custody and
                                          transfer agent of authorized
                                          dividend rates in accordance
                                          with Board approved policy.
                                          Report dividends to Board as
                                          required.

Frequency:  Annually


Function                                     Investors Bank & Trust                     Allmerica                   or Counsel
------------------------------------      ------------------------------------------------------------------------------------------

TAX (CONT.)
------------------------------------
Prepare tax returns                    Prepare excise and RIC tax returns.     Review and sign tax return.   A - Review and sign tax
                                                                                                             return as preparer.


Frequency:  Annually


Prepare Form 1099                      Obtain yearly distribution              Review and approve
                                       information.  Calculate 1099            information provided for
                                       reclasses and coordinate with           Form 1099.
                                       transfer agent.
Frequency:  Annually


Prepare other year-end tax-related     Obtain yearly income distribution       Review and approve
disclosures                            information.  Calculate disclosures     information provided.
                                       (i.e., dividend received deductions,
                                       foreign tax credits, tax-exempt
                                       income, income by jurisdiction) and
                                       coordinate with transfer agent.

Frequency:  Annually

                                  Appendix C
                                  ----------

                          Allmerica Investment Trust
                          --------------------------

                                 Fee Schedule

--------------------------------------------------------------------------------
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
--------------------------------------------------------------------------------


A. Domestic Custody, Fund Accounting,  Calculation of N.A.V. and Fund
   ------------------------------------------------------------------
     Administration
     ----------------

     The following fees will apply to all assets for which Investors Bank provides custody, fund accounting, calculation of N.A.V. and fund administration. This fee does not include transactions or global custody costs.

                                                  Annual Fee
                                                  ----------
     First $2 Billion of Net Assets               3.5 Basis Points
     Next $2Billion of Net Assets                 2.5 Basis Points
     Assets in excess of $4 Billion               2.0 Basis Points

     The yearly minimum fee for each fund is $75,000. Future funds in addition to the 14 funds are subject to a $75,000 minimum fee.


B. Transactions
   ------------
     .    DTC/Fed Book Entry      $ 8**
     .    Physical Securities      35
     .    Options and Futures      18
     .    GNMA Securities          30
     .    Principal Paydown         5
     .    Foreign Currency         18***
     .    Outgoing Wires            7
     .    Incoming Wires            5

** Assumes trade information is sent electronically to Investors Bank in the ISITC/SWIFT format. Manual trades will be billed at $12.00 per trade. There are no transaction charges for use of the Investors Bank Repo.

***There are no transaction charges for F/X contracts executed by Investors
Bank.

C. Foreign Subcustodian Fees
   -------------------------

     . Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, registration, exchange fees, and other market charges are out-of-pocket.

     . Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

  A. Out-of-Pocket
     -------------

     .    These charges consist of:

          -Legal Expenses                               -Non Standard Extracts
          -Printing, Delivery & Postage                 -Data Transmissions
          -Third Party Review                           -Forms & Supplies
          -Extraordinary Travel Expenses                -Micro Rental
          -Customized Systems Development/Reports       -InvestView
          -Pricing and Verification services
          -Telecommunications
          -Financial Statement Printing/Edgarization
          -Support Equipment Rental


  B. Domestic Balance Credit
     -----------------------

     . We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.


  C. Foreign Exchange, Cash Management and Securities Lending
     --------------------------------------------------------

     . This Fee Schedule assumes Investors Bank will perform foreign exchange, cash management and security lending services for the portfolios. Securities lending revenue is split with the portfolios and Investors Bank on a 60/40% basis: 60% going to the portfolio. Securities lending revenue to AIT is estimated to be $750,000 per year based on current portfolios.

  D. Payment
     -------

     . The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed.

  E. Systems
     -------

     . The details of any systems work will be determined after a thorough business analysis. System's work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional hours will be billed on a time and material basis.


  F. Term
     ----

     . The term of this Fee Schedule shall be three years commencing upon the date of conversion of the Company's assets to the Bank (the "Initial term").


*    This fee schedule is valid for 90 days from the date of issue.

* This fee schedule is contingent on Investors Bank providing custody and related services for the Allmerica Separate Accounts, Allmerica Securities Trust and The Fulcrum Trust.

* This fee schedule is confidential between Investors Bank and the Allmerica Investment Trust and shall not be disclosed to any third party without the written consent of both parties.